    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 2001

                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------

                                  ENRON CORP.
             (Exact name of registrant as specified in its charter)

           OREGON                                             47-0255140
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                               1400 SMITH STREET
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)
                               -----------------

                AMENDED AND RESTATED ENRON CORP. 1991 STOCK PLAN
                            (Full title of the plan)

                                 REX R. ROGERS
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                                  ENRON CORP.
                               1400 SMITH STREET
                              HOUSTON, TEXAS 77002
                    (Name and address of agent for service)

                                 (713) 853-3069
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
          Title of                   Amount         Proposed maximum       Proposed maximum
      securities to be                to be          offering price            aggregate             Amount of
         registered                registered         per share(1)         offering price(1)     registration fee
------------------------------- ---------------- ---------------------- ---------------------- ---------------------
Common Stock,
no par value                      10,000,000             $71.41              $714,100,000            $178,525
                                  Shares (2)

====================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee (based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange composite transactions reporting system on January 19, 2001.

(2) This Registration Statement shall also include any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.

This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under the Amended and Restated Enron Corp. 1991 Stock Plan. The contents of the registrant's Form S-8 Registration Statements (Nos. 33-52768, 333-82227 and 333-84999) relating to the same employee benefit plan are incorporated by reference in this registration statement.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         The following documents are filed as part of this registration statement, in accordance with General Instruction E to Form S-8:

EXHIBITS.

*3.1  -  Amended and Restated Articles of Incorporation of Enron Corp. (Annex
         E to the Proxy Statement/Prospectus included in Enron Corp.'s Registration Statement on Form S-4 - File No. 333-13791).

*3.2  -  Articles of Merger of Enron Oregon Corp., an Oregon corporation, and
         Enron Corp., a Delaware corporation (Exhibit 3.02 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration Statement on Form S-3 - File No. 33-60417).

*3.3  -  Articles of Merger of Enron Corp., an Oregon corporation, and
         Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration Statement on Form S-3 - File No. 33-60417).

*3.4  -  Bylaws of Enron Corp. (Exhibit 3.04 to Post-Effective Amendment No.
         1 to Enron Corp.'s Registration Statement on Form S-3 - File No. 33-60417).

*3.5 - Articles of Amendment of Enron Corp.: Form of Series Designation for the Enron Convertible Preferred Stock (Annex F to the Proxy Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

*3.6 - Articles of Amendment of Enron Corp.: Form of Series Designation for the Enron 9.142% Preferred Stock (Annex G to the Proxy
         Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

*3.7 - Articles of Amendment of Enron Corp.: Form of Series Designation for the Enron Series A Junior Voting Convertible Preferred Stock (Exhibit
         3.07 to Enron's Registration Statement on Form S-3 - File No.
         333-44133).

*3.8  -  Articles of Amendment of Enron Corp.: Statement of Resolutions
         Establishing A Series of Preferred Stock of Enron Corp. - Mandatorily Convertible Single Reset Preferred Stock, Series A (Exhibit 4.01 to Enron's Form 8-K filed on January 26, 1999).

*3.9  -  Articles of Amendment of Enron Corp.: Statement of Resolutions
         Establishing A Series of Preferred Stock of Enron Corp. - Mandatorily Convertible Single Reset Preferred Stock, Series B (Exhibit 4.02 to Enron's Form 8-K filed on January 26, 1999).

*3.10 - Articles of Amendment of Enron Corp. amending Article IV of the Articles of Incorporation (Exhibit 3.10 to Enron's Post-Effective Amendment No. 1 to Registration Statement on Form S-3- File No. 333-70465).

*3.11 - Articles of Amendment of Enron Corp.: Statement of Resolutions Establishing A Series of Preferred Stock of Enron Corp. - Mandatorily Convertible Junior Preferred Stock, Series B (Exhibit 3.11 to Enron's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 - File No. 333-70465).

*4    -  Enron Corp. 1991 Stock Plan, as amended and restated (Exhibit B,
         Enron Corp. Proxy Statement for 1999 Annual Meeting of Shareholders).

5     -  Opinion of James V. Derrick, Jr., Esq., Executive Vice President and
         General Counsel of Enron Corp.

23.1  -  Consent of Arthur Andersen LLP.

23.2 - The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

24    -  Powers of Attorney of certain directors of Enron Corp.

------------------------------
 * Incorporated by reference as indicated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of January, 2001.

                                         ENRON CORP.



                                         By:  /s/ RICHARD A. CAUSEY
                                             --------------------------------
                                                Richard A. Causey
                                                Executive Vice President
                                                and Chief Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment has been signed by the following persons in the capacities indicated and on the 26th day of January, 2001.

         Signature                                      Title
         ---------                                      -----

    /s/ KENNETH L. LAY                         Chairman of the Board,
---------------------------------       Chief Executive Officer and Director
      Kenneth L. Lay                        (Principal Executive Officer)


    /s/ RICHARD A. CAUSEY                   Executive Vice President and
---------------------------------             Chief Accounting Officer
     Richard A. Causey                     (Principal Accounting Officer)


     /s/ ANDREW S. FASTOW                   Executive Vice President and
---------------------------------             Chief Financial Officer
     Andrew S. Fastow                       (Principal Financial Officer)


    ROBERT A. BELFER *                                Director
---------------------------------
     Robert A. Belfer


   NORMAN P. BLAKE, JR. *                             Director
---------------------------------
   Norman P. Blake, Jr.


      RONNIE C. CHAN *                                Director
---------------------------------
      Ronnie C. Chan


     JOHN H. DUNCAN *                                 Director
 --------------------------------
      John H. Duncan


     WENDY L. GRAMM *                                 Director
 --------------------------------
      Wendy L. Gramm

     KEN L. HARRISON*                                 Director
 --------------------------------
      Ken L. Harrison


   ROBERT K. JAEDICKE *                               Director
---------------------------------
    Robert K. Jaedicke


  CHARLES A. LeMAISTRE *                              Director
---------------------------------
   Charles A. LeMaistre


     JOHN MENDELSOHN *                                Director
---------------------------------
      John Mendelsohn


     JEROME J. MEYER*                                 Director
---------------------------------
      Jerome J. Meyer


       FRANK SAVAGE*                                  Director
---------------------------------
       Frank Savage


   JEFFREY K. SKILLING *                       Director, President and
---------------------------------              Chief Operating Officer
    Jeffrey K. Skilling


     JOHN A. URQUHART *                               Director
---------------------------------
   John A. Urquhart


        JOHN WAKEHAM *                                Director
---------------------------------
       John Wakeham


 HERBERT S. WINOKUR, JR. *                            Director
---------------------------------
  Herbert S. Winokur, Jr.



*By:          /s/ REBECCA C. CARTER
    -----------------------------------------
              Rebecca C. Carter
              Attorney-in-Fact

                                 EXHIBIT INDEX



Exhibit      Description of Exhibit

*3.1  - Amended and Restated Articles of Incorporation of Enron Corp. (Annex
        E to the Proxy Statement/Prospectus included in Enron Corp.'s Registration Statement on Form S-4 - File No. 333-13791).

*3.2  - Articles of Merger of Enron Oregon Corp., an Oregon corporation, and
        Enron Corp., a Delaware corporation (Exhibit 3.02 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration Statement on Form S-3 - File No. 33-60417).

*3.3  - Articles of Merger of Enron Corp., an Oregon corporation, and
        Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration Statement on Form S-3 - File No. 33-60417).

*3.4 - Bylaws of Enron Corp. (Exhibit 3.04 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration Statement on Form S-3 - File No. 33-60417).

*3.5 - Articles of Amendment of Enron Corp.: Form of Series Designation for the Enron Convertible Preferred Stock (Annex F to the Proxy Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

*3.6 - Articles of Amendment of Enron Corp.: Form of Series Designation for the Enron 9.142% Preferred Stock (Annex G to the Proxy
        Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

*3.7 - Articles of Amendment of Enron Corp.: Form of Series Designation for the Enron Series A Junior Voting Convertible Preferred Stock (Exhibit
        3.07 to Enron's Registration Statement on Form S-3 - File No.
        333-44133).

*3.8  - Articles of Amendment of Enron Corp.: Statement of Resolutions
        Establishing A Series of Preferred Stock of Enron Corp. - Mandatorily Convertible Single Reset Preferred Stock, Series A (Exhibit 4.01 to Enron's Form 8-K filed on January 26, 1999).

*3.9  - Articles of Amendment of Enron Corp.: Statement of Resolutions
        Establishing A Series of Preferred Stock of Enron Corp. - Mandatorily Convertible Single Reset Preferred Stock, Series B (Exhibit 4.02 to Enron's Form 8-K filed on January 26, 1999).

*3.10 - Articles of Amendment of Enron Corp. amending Article IV of the
        Articles of Incorporation (Exhibit 3.10 to Enron's Post-Effective Amendment No. 1 to Registration Statement on Form S-3- File No. 333-70465).

*3.11 - Articles of Amendment of Enron Corp.: Statement of Resolutions
        Establishing A Series of Preferred Stock of Enron Corp. - Mandatorily Convertible Junior Preferred Stock, Series B (Exhibit 3.11 to Enron's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 - File No. 333-70465).

*4    - Enron Corp. 1991 Stock Plan, as amended and restated (Exhibit B,
        Enron Corp. Proxy Statement for 1999 Annual Meeting of Shareholders).

 5     - Opinion of James V. Derrick, Jr., Esq., Executive Vice President and
        General Counsel of Enron Corp.

23.1  - Consent of Arthur Andersen LLP.

23.2 - The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

24    - Powers of Attorney of certain directors of Enron Corp.

---------------------------
* Incorporated by reference as indicated.